                                  SCHEDULE 14A
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

                               [AMERISOURCE LOGO]
                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 1, 2000
                            ------------------------

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Stockholders of AMERISOURCE HEALTH CORPORATION will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Wednesday, March 1, 2000, at 8:30 a.m. local time, for the purpose of:

          (1) electing nine directors; and

          (2) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 18, 2000 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof; only holders of Class A Common Stock of the Company of record on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          [/s/William D. Sprague]
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

January 20, 2000

                         AMERISOURCE HEALTH CORPORATION
                           300 CHESTER FIELD PARKWAY
                               MALVERN, PA 19355
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of AmeriSource Health Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held March 1, 2000 and at any adjournments thereof. The Company's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about January 28, 2000.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Only the holders of record of shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on January 18, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On January 18, 2000, there were 51,188,274 shares of Common Stock issued and outstanding. There were also 8,446 shares of the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 165,346 shares of the Class C Common Stock, par value $0.01 per share (the "Class C Common Stock"), of the Company issued and outstanding. Holders of the Class B Common Stock may elect at any time to convert any and all of such shares into Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. A share of Class C Common Stock will automatically be converted into a share of Common Stock (a) immediately prior to its sale in a future public offering of Common Stock or (b) at such time as such share of Class C Common Stock has been sold publicly.

     The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1999, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer named in the Summary Compensation Table, all the directors and executive officers of the Company as a group, and each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                              AGGREGATE NUMBER
                                                                                 OF SHARES        PERCENT
                                                     TITLE OF                   BENEFICIALLY        OF
      NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNER                 OWNED(1)         CLASS
      ------------------------                   ----------------             ----------------    -------
R. David Yost(2)                       President and Chief Executive Officer
                                       and Director.........................       618,500          1.2%
Kurt J. Hilzinger(2)                   Senior Vice President and Chief
                                       Operating Officer....................       274,700            *
David M. Flowers(2)                    Vice President, AmeriSource Health
                                       Corporation, and President, American
                                       Health Packaging.....................       102,500            *
George L. James, III                   Vice President and Chief Financial
                                       Officer..............................         6,000            *
Bruce C. Bruckmann(3)                  Director.............................       121,840            *
Michael A. Delaney(3)                  Director.............................        12,000            *
Richard C. Gozon(3)                    Director.............................        62,000            *
Edward E. Hagenlocker                  Director.............................           -0-            *
Lawrence C. Karlson(3)                 Chairman and Director................        62,000            *
George H. Strong(3)                    Director.............................        43,000            *
J. Lawrence Wilson                     Director.............................        10,000            *
Barton J. Winokur(3)                   Director.............................        81,500            *
All directors and executive officers as a group
  (12 persons)(2)(3)........................................................     1,394,040          2.7%
FMR Corp....................................................................     6,635,900         13.0%
  82 Devonshire Street
  Boston, MA 02109
Putnam Investments, Inc.....................................................     6,368,669         12.4%
  One Post Office Square Boston, MA
  02109

                                                                              AGGREGATE NUMBER
                                                                                 OF SHARES        PERCENT
                                                     TITLE OF                   BENEFICIALLY        OF
      NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNER                 OWNED(1)         CLASS
      ------------------------                   ----------------             ----------------    -------
Wellington Management Company, LLP..........................................     6,151,300         12.0%
  75 State Street
  Boston, MA 02109
T. Rowe Price...............................................................     3,211,800          6.3%
  4515 Painters Mill Road Owings
  Mills, MD 21117

---------------

  * Less than 1.0%

(1) Based on information furnished to the Company by the respective stockholders. The Company is informed that the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2) Common Stock and the percent of class listed as being beneficially owned by the Company's executive officers include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 1999, as follows: Mr. Yost -- 242,500 shares; Mr. Hilzinger -- 158,000 shares; and Mr. Flowers -- 102,500 shares.

(3) Common Stock and the percent of class listed as being beneficially owned by the Company's non-employee Directors include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 1999, as follows: Mr. Bruckmann -- 52,000 shares; Mr. Delaney -- 12,000 shares; Mr. Gozon -- 52,000 shares; Mr. Karlson -- 52,000 shares; Mr. Strong -- 32,000 shares; and Mr. Winokur -- 42,000 shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of nine directors each serving annual terms. It is proposed that nine directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the nine nominees for director listed below. All of the nominees are presently serving as directors of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. There is no family relationship between any of the directors or nominees. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he was or is to be selected as a director or nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE NINE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

BRUCE C. BRUCKMANN            Age 46            Director since 1992

     Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

          Mr. Bruckmann is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. Until January 1995, Mr. Bruckmann was a Managing Director of Citicorp Venture Capital Ltd. and of Court Square Capital Limited. Mr. Bruckmann serves as a director of Chromcraft Revington, Inc., Cort Business Services Corporation, Jitney-Jungle Stores of America, Inc., Mohawk Industries, Inc., Town Sports International, Inc., Anvil Knitwear, Inc., MEDIQ Incorporated and Penhall International Corp. Mr. Bruckmann is a member of the Compensation Committee and the Nominating Committee of the Company's Board of Directors.

MICHAEL A. DELANEY            Age 45            Director since 1995

     Managing Director, Citicorp Venture Capital Ltd.

          Mr. Delaney has been a Managing Director of Citicorp Venture Capital Ltd. since 1989. Mr. Delaney is also a director of GVC Holdings, JAC Holdings Corporation, Delco Remy International, Inc., SC Processing, Inc., Triumph Group, Inc., Cort Business Services Corporation, Palomar Technologies Corporation, MSX International, Inc., International Knife & Saw, Inc., CLARK Material Handling Company, Aetna Industries, Inc., Fabri-Steel Products Incorporated, Great Lakes Dredge & Dock Corporation, Allied Digital Technologies Corp., Paper-Pak Products, Inc., ChipPAC, Inc. and Trianon Industries, Inc. Mr. Delaney is a member of the Compensation Committee of the Company's Board of Directors.

RICHARD C. GOZON            Age 61            Director since 1994

     Executive Vice President, Weyerhaeuser Company

          Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since June 1994. He is also a director of UGI Corporation, Triumph Group, Inc. and Amerigas Partners, L.P. Mr. Gozon is Chairman of the Compensation Committee and a member of the Audit Committee of the Company's Board of Directors.

LAWRENCE C. KARLSON            Age 57            Director since 1994

     Non-executive Chairman of the Board of Directors of AmeriSource Health Corporation and AmeriSource Corporation; Private Investor

          In addition to serving as the Non-executive Chairman of the Board since May 1997, Mr. Karlson is a private investor and serves as a director of CDI Corp., Spectra-Physics Lasers, Inc. and Vlasic Foods International, Inc. Mr. Karlson is a member of the Compensation Committee, the Capital Appropriations Committee and the Nominating Committee of the Company's Board of Directors.

EDWARD E. HAGENLOCKER            Age 60            Director since 1999

     Retired Vice Chairman, Ford Motor Company

          Mr. Hagenlocker served as Vice Chairman of Ford Motor Company from 1996 until his retirement in 1999. Mr. Hagenlocker formerly served as President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996. He serves as a director of Boise Cascade Corporation, Nanophase Technologies Corporation and Air Products and Chemicals, Inc. Mr. Hagenlocker is a member of the Audit Committee of the Company's Board of Directors.

GEORGE H. STRONG            Age 73            Director since 1994

     Private Investor

          Mr. Strong is a private investor and serves as a director of Health South Rehabilitation Corp. and Balanced Care Corporation. Mr. Strong is Chairman of the Audit Committee of the Company's Board of Directors.

J. LAWRENCE WILSON            Age 63            Director since January 2000

     Retired Chairman and Chief Executive Officer, Rohm and Haas Company

          Mr. Wilson served as Chairman and Chief Executive Officer of Rohm and Haas Company from 1988 until his retirement in 1999. He serves as a director of Cummins Engine Company, Inc., Mead Corporation and The Vanguard Group of Investment Companies. Mr. Wilson is a member of the Audit Committee of the Company's Board of Directors.

BARTON J. WINOKUR            Age 59            Director since 1990

     Chairman, Dechert Price & Rhoads

          Mr. Winokur is Chairman of the law firm of Dechert Price & Rhoads and serves as a director of CDI Corp. Mr. Winokur is Chairman of the Capital Appropriations Committee of the Company's Board of Directors.

R. DAVID YOST            Age 52            Director since 1997

     President and Chief Executive Officer, AmeriSource Health Corporation and AmeriSource Corporation

          Mr. Yost has been President and Chief Executive Officer and a director of the Company since May 1997. Mr. Yost previously served as Executive Vice President -- Operations of the Company since 1995. Prior to that Mr. Yost served as Group President -- Central Region of the Company since 1989. Mr. Yost held a variety of sales, marketing and management positions with AmeriSource or its predecessor since 1974. Mr. Yost is Chairman of the Nominating Committee and a member of the Capital Appropriations Committee of the Company's Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors of the Company held eight meetings during fiscal year 1999. All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board of Directors on which they served, except Mr. Bruckmann and Mr. James Urry, a former director of the Company, who attended 62% and 55% of the meetings, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Compensation, Audit, Capital Appropriations and Nominating Committees.

     The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The Compensation Committee also has the authority to grant and to administer stock options under the Company's stock option plans. The Compensation Committee held five meetings during fiscal year 1999. The Chairman of the Compensation Committee is Mr. Gozon and its other members are Messrs. Bruckmann, Delaney and Karlson.

     The Audit Committee meets with management, the Company's independent auditors and its internal audit department to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit Committee held four meetings during fiscal year 1999. The Chairman of the Audit Committee is Mr. Strong and its other members are Messrs. Gozon, Hagenlocker and Wilson.

     The Capital Appropriations Committee authorizes and approves investments by the Company, other than investments in the ordinary course of business. The Capital Appropriations Committee held three meetings during fiscal year 1999. The Chairman of the Capital Appropriations Committee is Mr. Winokur and its other members are Messrs. Karlson and Yost.

     The Nominating Committee reviews and evaluates potential nominees for election to the Board of Directors and makes recommendations to the Board of Directors concerning such nominees. The Nominating Committee considers potential nominees for election at annual meetings of stockholders, as well as nominees for election by the Board of Directors to fill vacancies that may arise. The Nominating Committee intends to conduct its evaluation of potential candidates independently and confidentially; therefore, it does not intend to adopt stockholder recommendations of candidates. The Nominating Committee did not meet during fiscal year 1999. The Chairman of the Nominating Committee is Mr. Yost and its other members are Messrs. Bruckmann and Karlson.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Executive Compensation Program. The role of the Compensation Committee is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, the Committee believes it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced shareholder value.

     The Compensation Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically the Committee solicits and receives recommendations and advice from independent third-party compensation consultants.

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. The Committee believes that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation should be tied directly to the performance of the business and be aligned with benefits realized by the Company's stockholders.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) an annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company's stock option plan.

     The Compensation Committee's compensation consultants have advised that the salaries, when coupled with annual incentive awards paid to the Company's chief executive officer and other executive officers, are consistent with industry competitive practices. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies. The Committee has reviewed the base salaries of executive officers and has made adjustments that in its judgment are appropriate. The Committee reviews executive officer salaries annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer.

     The Compensation Committee also oversees the Company's annual incentive payments to executive officers. Each year the Committee establishes challenging objectives based on business prospects for that year. For Messrs. Yost, Hilzinger, Flowers and James, and for the other senior members of management, annual incentive opportunities are based on achieving both current financial performance objectives and individual strategic and operating objectives related to longer-term earnings, with greater weight given to the current financial performance objectives. Following the end of each fiscal year, after completion of the audit of the Company's financial statements, the Committee reviews business results and the individual performance of each executive officer and each senior member of management, and determines and recommends to the Board of Directors annual incentive payments. In fiscal year 1999, the Company did not meet its financial performance goal for earnings per share, but exceeded its goal for return on committed capital. Strategic and operating objectives were met by Messrs. Yost, Hilzinger, Flowers and James.

     The Company's long-term, equity-based 1999 Stock Option Plan was approved by its Board of Directors in December 1998 and by its stockholders in March 1999. The Compensation Committee oversees the 1999 Stock Option Plan for executives. The 1999 Stock Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Committee believes that grants made under the 1999 Stock Option Plan will focus executives on increasing shareholder value. Options to purchase a total of 192,000 shares of Common Stock were granted pursuant to the 1999 Stock Option Plan to the executive officers in fiscal year 1999, as follows: Mr. Yost -- 80,000 shares; Mr. Hilzinger -- 70,000 shares; Mr. Flowers -- 22,000 shares; and Mr.
James -- 20,000 shares.

     Chief Executive Officer Compensation. Each year the Compensation Committee and the chief executive officer agree to multi-year objectives. The Committee reviews the chief executive officer's performance against those objectives at year-end. This review includes a detailed analysis of the short- and long-term financial results as well as progress toward the Company's strategic objectives. In addition, the Committee considers individual factors such as Mr. Yost's leadership ability, ability to execute the business strategy and the Company's relationship with customers and the investment community. Mr. Yost's salary was based on data received on the salaries of chief executive officers at companies included in the Peer Group Index as well as upon survey data obtained from wholesale and distribution companies generally.

     Mr. Yost's annual incentive opportunity is 100% of his base salary, subject to certain adjustments based on his individual performance, as determined by the Committee, and the performance of the Company. Of this amount, 50% is based on the Company's achievement of earnings per share ("EPS") goals and 50% is based on goals relating to return on committed capital. For fiscal year 1999, the Company fell short of its EPS goal by three percentage points and exceeded the goal for return on committed capital by more than four percentage points. Based on the foregoing factors, Mr. Yost's annual incentive payment was 80% of his base salary as compared to a potential of 100%.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers will be fully deductible in accordance with these rules.

                                           COMPENSATION COMMITTEE
                                           Richard C. Gozon, Chairman
                                           Bruce C. Bruckmann
                                           Michael A. Delaney
                                           Lawrence C. Karlson

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each outside director of the Company is paid an annual fee of $15,000 for services as a director of the Company, plus an additional fee of $1,000 for attendance in person at each meeting of the Board of Directors in excess of four annually, and $500 per telephonic meeting of the Board of Directors. Mr. Karlson is paid an annual fee of $50,000 for his services as Chairman. There are no fees paid for attendance at committee meetings.

     Outside directors of the Company are also entitled to receive stock options for Common Stock pursuant to the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan (the "1999 Directors Plan"). The 1999 Directors Plan provides for non-discretionary, automatic grants on an annual basis of an option to purchase shares of Common Stock to non-employee directors. Such options are fully exercisable on the grant dates. The option exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant of the option. An aggregate of 350,000 shares of Common Stock were reserved for issuance under the 1999 Directors Plan. Options granted to directors under the 1999 Directors Plan are treated as nonqualified stock options under the Code. The 1999 Directors Plan is administered by a committee of non-employee directors.

     The 1999 Directors Plan permits, with the consent of the committee, the exercise of options through a broker in accordance with procedures established by the committee and consistent with federal laws and procedures in lieu of cash. The 1999 Directors Plan permits the committee to adjust the number and type of shares subject to options and the price per share in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares. The Board of Directors may amend the 1999 Directors Plan at any time; provided, however, that stockholder approval is required for any amendment to the 1999 Directors Plan if required to comply with the rules of the New York Stock Exchange. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted to an option holder without such option holder's consent, unless required to comply with applicable law.

     During fiscal year 1999, the Company made grants of stock options under the 1999 Directors Plan as follows: Messrs. Bruckmann, Delaney, Gozon, Karlson, Strong, Urry and Winokur were each granted options to purchase 12,000 shares of Common Stock at $37.5938 per share and all such options were outstanding and exercisable at September 30, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

                                   MANAGEMENT
EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                   NAME                     AGE                      TITLE
                   ----                     ---                      -----
R. David Yost.............................  52     President and Chief Executive Officer
Kurt J. Hilzinger.........................  39     Senior Vice President and Chief Operating
                                                   Officer
David M. Flowers..........................  52     Vice President, AmeriSource Health
                                                   Corporation, and President, American
                                                   Health Packaging
George L. James, III......................  53     Vice President and Chief Financial Officer

     Mr. Yost is described above as a nominee for director.

     Mr. Hilzinger was appointed Senior Vice President and Chief Operating Officer in January 1999. Prior to that time he served as Senior Vice President, Chief Financial Officer since 1997, Vice President, Chief Financial Officer and Treasurer from 1995 to 1997 and Vice President, Finance and Treasurer from 1993 to 1995.

     Mr. Flowers was appointed Vice President of AmeriSource Health Corporation and President of American Health Packaging, a division of AmeriSource Health Services Corporation, in January 1999. Prior to that time he had been Executive Vice President, Sales & Marketing since December 1995. He held the position of Group President -- Eastern Region from 1989 through December 1995.

     Mr. James was appointed Vice President and Chief Financial Officer in May 1999. Prior to that time he served as Senior Vice President and Chief Financial Officer of BetzDearborn Inc. from 1995 to 1998. He held various positions at Scott Paper Company from 1977 to 1995, the most recent of which was Vice President, Corporate Development and Planning.

     Other than as set forth in Agreements With Employees below, there are no arrangements or understandings between any of the executive officers and any other person pursuant to which he was elected an officer. There are no family relationships between any director, executive officer, or nominee for director.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended September 30, 1999, 1998 and 1997, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the executive officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                              ------------------------------               -------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                 OTHER     ------------------------   ----------
                                                                ANNUAL     RESTRICTED    SECURITIES                ALL OTHER
     NAME AND PRINCIPAL                                        COMPENSA-      STOCK      UNDERLYING      LTIP      COMPENSA-
          POSITION            YEAR   SALARY($)   BONUS($)(1)    TION($)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)    TION($)
     ------------------       ----   ---------   -----------   ---------   -----------   ----------   ----------   ---------
R. David Yost...............  1999    438,433      350,000        --           --          80,000        --         38,502(3)
  President and Chief         1998    397,100      424,000        --           --          90,000        --         86,742(3)
  Executive Officer           1997    359,600      315,000        --           --          50,000        --         40,806(3)
Kurt J. Hilzinger...........  1999    289,010      300,000        --           --          70,000        --         34,490(4)
  Sr. Vice President and      1998    227,117      265,000        --           --          60,000        --         34,827(4)
  Chief Operating Officer     1997    200,000      197,175        --           --          40,000        --         10,416(4)
David M. Flowers............  1999    300,571      208,000        --           --          22,000        --         54,845(5)
  Vice President,
  AmeriSource                 1998    287,000      302,000        --           --          60,000        --         41,811(5)
  Health Corporation, and     1997    264,600      253,200        --           --          40,000        --         42,050(5)
  President, American Health
  Packaging
George L. James, III(2).....  1999     76,114      100,000        --           --          20,000        --             --
  Vice President and Chief
  Financial Officer

---------------

(1) The amounts shown consist of cash bonuses earned in the fiscal year identified but paid in the subsequent fiscal year.

(2) Mr. James joined the Company on May 27, 1999.

(3) "All Other Compensation" for Mr. Yost in fiscal year 1999, 1998 and 1997, respectively (unless otherwise indicated), includes the following: (i) $10,000, $10,000 and $9,000 in contributions under the Company's Employee Investment Plan; (ii) $3,500, $3,300 and $3,000 in tax return preparation fees; (iii) $1,945, $3,780 and $3,209 in club dues; (iv) for 1999 and 1997, respectively, $457 and $1,497 for spousal travel expenses; (v) for 1998 and 1997, respectively, $2,800 and $1,500 for personal use of a Company-owned condominium; (vi) for 1998, $44,262 in relocation expense; and (vii) $22,600 per year in premiums for a split dollar life insurance policy.

(4) "All Other Compensation" for Mr. Hilzinger in 1999, 1998 and 1997, respectively (unless otherwise indicated), includes the following: (i) $10,000, $10,000 and $9,000 in contributions under the Company's Employee Investment Plan; (ii) for 1999, $1,100 in tax return preparation fees; (iii) for 1999 and 1998, respectively, $275 and $175 in club dues; (iv) $515, $1,087 and $137 for spousal travel expenses; (v) for 1999 and 1998, $22,600 per year in premiums paid for a split dollar life insurance policy; and (vi) for 1998 and 1997, respectively, $965 and $279 for miscellaneous items.

(5) "All Other Compensation" for Mr. Flowers in fiscal year 1999, 1998 and 1997, respectively (unless otherwise indicated), includes the following: (i) $10,000, $10,000 and $9,000 in contributions under the Company's Employee Investment Plan; (ii) $2,000, $3,926 and $4,200 in tax preparation fees;
    (iii) $5,868, $5,285 and $5,833 in club dues; (iv) for 1997, $417 for spousal travel expenses; (v) $22,600 per year in premiums paid for a split dollar life insurance policy; (vi) for 1999, $10,455 for temporary living expenses; and (vii) for 1999, $3,922 for use of a company-owned vehicle.

STOCK OPTIONS

OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth certain information with respect to options granted to and exercised by the executive officers of the Company during fiscal year 1999. The information set forth in these tables relates to options granted to and exercised by the executive officers of the Company to purchase shares of Common Stock under the 1999 Stock Option Plan.

                                                       INDIVIDUAL GRANTS
                                   ---------------------------------------------------------
                                     NUMBER OF      % OF TOTAL
                                    SECURITIES       OPTIONS/
                                    UNDERLYING         SARS       EXERCISE
                                     OPTIONS/       GRANTED TO    OR BASE                      GRANT DATE
                                       SARS        EMPLOYEES IN    PRICE                         PRESENT
              NAME                 GRANTED(#)(1)   FISCAL YEAR     ($/SH)    EXPIRATION DATE   VALUE($)(2)
              ----                 -------------   ------------   --------   ---------------   -----------
R. David Yost....................     80,000            7.4%      37.5938    March 3, 2009      1,359,200
Kurt J. Hilzinger................     70,000            6.5       37.5938    March 3, 2009      1,189,300
David M. Flowers.................     22,000            2.1       37.5938    March 3, 2009        373,780
George L. James, III.............     20,000            1.9       29.5625    May 27, 2009         267,200

---------------

(1) The options granted under the 1999 Stock Option Plan become exercisable at a rate of 25% each year, beginning one year from the date of grant.

(2) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of the March 3, 1999 and May 27, 1999 stock options, respectively, was $16.99 and $13.36 based on the following defined option terms and assumptions: (a) a grant price of $37.5938 and $29.5625; (b) an exercise price of $37.5938 and $29.5625; (c) an expected life of 5 years; (d) a risk-free interest rate of 5.69% and 5.74%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .407, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number of exercised options and the value of unexercised in-the-money options held by the executive officers of the Company as of September 30, 1999.

                                                                  NUMBER OF           VALUE OF
                                                                 SECURITIES         UNEXERCISED
                                                                 UNDERLYING         IN-THE-MONEY
                                                                OPTIONS/SARS        OPTIONS/SARS
                                     SHARES                     AT FY-END(#)        AT FY-END($)
                                    ACQUIRED        VALUE      ---------------    ----------------
                                   ON EXERCISE    REALIZED      EXERCISABLE/        EXERCISABLE/
              NAME                     (#)           ($)        UNEXERCISABLE     UNEXERCISABLE(1)
              ----                 -----------    ---------    ---------------    ----------------
R. David Yost....................         0               0    207,500/182,500    2,005,000/96,875
Kurt J. Hilzinger................         0               0    133,000/141,000    1,229,375/58,125
David M. Flowers.................    58,750       2,059,688     77,500/ 97,000    525,469/96,875
George L. James, III.............         0               0        -0-/ 20,000    -0-/-0-

---------------

(1) Value calculated as the difference between the fair market value of the Common Stock on September 30, 1999 and the option exercise price.

PENSION PLANS

     AMERISOURCE CORPORATION PARTICIPATING COMPANIES PENSION PLAN. AmeriSource Corporation ("AmeriSource"), a wholly-owned subsidiary of the Company, has a qualified defined benefit pension plan providing for continuation of pension benefit coverage for salaried sales and office employees of the Company who meet the plan's eligibility requirements. Under AmeriSource's pension plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the consecutive three years within the last ten years of participation in the pension plan which yield the highest average.

     All pension plan costs are paid by AmeriSource and the pension plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under "Summary Compensation Table" above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. For 1999, the compensation limit was $160,000.

     The years of credited service as of October 1, 1999 for each of the executive officers of the Company were as follows: R. David Yost -- 25.08 years; Kurt J. Hilzinger -- 8.58 years; David M. Flowers -- 23.75 years; and George L. James, III -- .42 years.

     As required by ERISA and the Code, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $90,000, with cost-of-living adjustments, or 100% of a plan participant's average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988. For 1999, the annual benefit limit was $130,000.

     SUPPLEMENTAL RETIREMENT PLAN. AmeriSource also has a Supplemental Retirement Plan (the "Supplemental Plan"). Coverage under the Supplemental Plan is limited to certain participants in AmeriSource's pension plan whose benefits under the pension plan are limited due to (a) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the pension plan due to an employee's participation in certain deferred compensation plans sponsored by AmeriSource or one of its subsidiaries. The Supplemental Plan provides for a supplement to the annual pension benefit paid under AmeriSource's pension plan to certain participants who attain early or normal retirement under such pension plan or who suffer a total and permanent disability while employed by AmeriSource or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in AmeriSource's pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under AmeriSource's pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of AmeriSource's pension plan due to his participation in certain deferred compensation plans of AmeriSource or one of its subsidiaries.

     The following table shows estimated aggregate annual retirement benefits that would be payable to participants under AmeriSource's pension plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)

               FINAL AVERAGE
                REMUNERATION                    10         20         30         35
               -------------                    --         --         --         --
100,000.....................................   10,000     20,000     30,000     35,000
 150,000....................................   15,000     30,000     45,000     52,500
 200,000....................................   20,000     40,000     60,000     70,000
 250,000....................................   25,000     50,000     75,000     87,500
 300,000....................................   30,000     60,000     90,000    105,000
 500,000....................................   50,000    100,000    150,000    175,000
 600,000....................................   60,000    120,000    180,000    210,000
 700,000....................................   70,000    140,000    210,000    245,000
 800,000....................................   80,000    160,000    240,000    280,000
 900,000....................................   90,000    180,000    270,000    315,000
1,000,000...................................  100,000    200,000    300,000    350,000

AGREEMENTS WITH EMPLOYEES

     Effective August 1, 1997, the Company entered into employment contracts (the "Employment Contracts") with Messrs. Yost, Hilzinger, and Flowers. The Employment Contracts provide for three-year terms of employment, with an automatic one-year extension on each anniversary date, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company's prevailing practices from time to time.

     Each Employment Contract includes a customary termination for cause provision, whereupon the Company's obligations under the respective Employment Contract would cease. By a majority vote of the Board of Directors, the Company would also be able to terminate the employment of the employee without cause, whereupon the Company would remain obligated to pay the greater of (i) one year of such employee's then-current salary and (ii) the base salary of the employee for the balance of the term of the Employment Contract. The Employment Contracts also provide for acceleration of all or a portion of the employee's Company stock options then outstanding upon a termination without cause that occurs after September 5, 1999 and prior to other circumstances. Each Employment Contract prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Contracts also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company's employees and customers.

     The Employment Contracts provide for certain payments and other benefits as the result of the termination of the Employment Contracts upon a change of control of the Company. The Employment Contracts were filed with the Securities and Exchange Commission ("SEC") as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on April 4, 1995 to September 30, 1999. April 4, 1995 was the first trading date on which the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on April 4, 1995 in the Common Stock and in each index.

                COMPARISON OF 54-MONTH CUMULATIVE TOTAL RETURN*
            AMONG AMERISOURCE HEALTH CORPORATION, THE S&P 500 INDEX
                            AND THE PEER GROUP INDEX

                                                      AMERISOURCE
                                                        HEALTH
                                                      CORPORATION    PEER GROUP    S&P 500
                                                      -----------    ----------    -------
4/4/95..............................................    100.00         100.00      100.00
SEP-95..............................................    128.57         108.91      116.99
SEP-96..............................................    211.90         139.59      140.78
SEP-97..............................................    278.27         221.84      197.73
SEP-98..............................................    259.23         338.27      215.61
SEP -- 99...........................................    201.00         193.00      276.00

[AMERISOURCE TOTAL RETURN PERFORMANCE GRAPH]

                                                       AMERISOURCE
                                                   HEALTH CORPORATION              PEER GROUP                    S&P 500
                                                   ------------------              ----------                    -------
4/04/95                                                  100.00                      100.00                      100.00
9/95                                                     128.57                      108.91                      116.99
9/96                                                     211.90                      139.59                      140.78
9/97                                                     278.27                      221.84                      197.73
9/98                                                     259.23                      338.27                      215.61
9/99                                                     201.00                      193.00                      276.00

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., McKessonHBOC Inc. and Owens & Minor, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During fiscal year 1999, Dechert Price & Rhoads performed, and currently does perform, legal services for the Company. Barton J. Winokur, Chairman of Dechert Price & Rhoads and a director of the Company, beneficially owns 81,500 shares of the Common Stock of the Company.

     On February 10, 1999, pursuant to a registration statement filed with the Securities and Exchange Commission, 399 Venture Partners, Inc. and Citigroup Foundation sold 6,000,000 shares of the Company's Common Stock and received proceeds of $441,780,000. While the Company did not receive any proceeds from the sale, pursuant to a registration rights agreement the Company had to incur legal, accounting and other expenses incidental to the sale of the shares in the amount of approximately $467,000.

     In October 1999, the Company loaned $300,000 to R. David Yost, President and Chief Executive Officer of the Company. The loan is due in full on October 20, 2000 and bears interest at a rate of 7 1/2% per annum, payable quarterly.

                              INDEPENDENT AUDITORS

     Since 1988, the Company has retained Ernst & Young LLP as its independent auditors and it has retained Ernst & Young LLP for the year ending September 30, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period October 1, 1998 through September 30, 1999, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Bruckmann made one late filing of a Form 4 for the month of December 1998, reflecting a disposition of shares of the Company's Common Stock.

                           2001 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2001, the proposal must be received by the Company in writing on or before September 30, 2000, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware and the By-Laws of the Company relating to such inclusion. With respect to a stockholder proposal that is not included in the 2000 proxy statement and form of proxy but which properly comes before the 2001 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before December 14, 2000, then the proxy solicited by the Board of Directors of the Company for the 2001 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Secretary, AmeriSource Health Corporation, 300 Chester Field Parkway, Malvern, PA 19355.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1999 MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO: INVESTOR RELATIONS DEPARTMENT, AMERISOURCE HEALTH CORPORATION, 300 CHESTER FIELD PARKWAY, MALVERN, PA 19355.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 2000 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

                                          By order of the Board of Directors,

                                          [/s/ William D. Sprague]
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

Dated: January 20, 2000
      Malvern, Pennsylvania

                         AMERISOURCE HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 1, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCE HEALTH CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on March 1, 2000 at 8:30 a.m., and at any and all adjournments and postponements thereof, as follows:

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.           Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  /X/

Item 1. ELECTION OF DIRECTORS           VOTE       WITHHELD        Item 2. OTHER MATTERS
        Nominees:                      FOR ALL*    FOR ALL         In their discretion, the proxies are authorized to vote upon such
         Bruce C. Bruckmann                                        other matters as may properly come before the meeting or any
         Michael A. Delaney            /    /       /    /         adjournments thereof.
         Richard C. Gozon
         Edward E. Hagenlocker
         Lawrence C. Karlson
         George H. Strong
         J. Lawrence Wilson
         Barton J. Winokur
         R. David Yost

*To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

-----------------------------------------------------------
                                                                   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                   UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY
                                                                   WILL BE VOTED FOR ITEM 1 AND WILL GRANT DISCRETIONARY AUTHORITY
                                                                   PURSUANT TO ITEM 2.

                                                                   Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed
                                                                   postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or
                                                                   guardian, please give full title as such.


Signature(s)                                                                    Date
-----------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE